Ex-10.37

AMENDMENT No. 4 TO
THE PROFIT SHARING PLAN OF
QUEST DIAGNOSTICS INCORPORATED

          The Profit Sharing Plan of Quest Diagnostics Incorporated, whose predecessor was originally effective October 1, 1973, as presently maintained under an amendment and restatement made effective as of January 1, 2007, as amended generally effective as of January 1, 2008, and as subsequently amended generally effective as of January 1, 2009, is hereby further amended, generally effective as of January 1, 2010, except as specifically stated herein or as may be required by applicable law, in the following respects:

1.	Section 3.11(f) is amended in its entirety to provide as follows:

          (a) “Effective January 1, 2007, if a Participant dies while in Qualified Military Service, his Beneficiary shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then on the following day severed from employment on account of death.”

2.	Section 3.11(g)(2) is amended in its entirety to provide as follows:

          “(2) a Participant in Qualified Military Service receiving a differential wage payment (as defined in Code Section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment, and the differential wage payment shall be treated as Section 415 Compensation but not as Deferral Compensation.”

3.	Section 5.11 is amended in its entirety to provide as follows:

          (a) “Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid in a direct rollover directly to an eligible retirement plan specified by the distributee. For purposes of this Section, the following terms have the meanings below:

          (b) (1) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) a hardship distribution; (iv) a corrective distribution pursuant to Sections 3.1, 3.6, 3.9 or 4.6(b)(2); (v) a deemed distribution resulting from a defaulted loan under Section 6.1 that is not also an offset distribution; (vi) any distribution that is reasonably expected to total less than $200 during a calendar year; (vii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (viii) any other distributions described in Regulation §1.402(c)-2. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(b) that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. An “eligible rollover distribution” also includes a distribution to a non-spouse Beneficiary designated by a Participant in accordance with Section 2.3, provided the distribution otherwise qualifies as an eligible rollover distribution hereunder and the distribution is made to an eligible retirement plan.

          (2) An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a) or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to account separately for amounts transferred into such plan from this Plan. The definition of eligible retirement plan also shall apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Code Section 414(p).

          (A) Effective January 1, 2009, an “eligible retirement plan” for a distributee who is a designated beneficiary (as defined by Code Section 401(a)(9)(E)) of the Participant and who is not the surviving spouse of the Participant is an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) that will be treated as an inherited IRA pursuant to Code Section 402(c)(11).

          (B) For eligible rollover distributions made after 2008, or such later date as may be specified by Quest Diagnostics, by a non-spouse designated beneficiary, an “eligible retirement plan” also includes a Roth IRA as described in Code Section 408A, provided that for eligible rollover distributions made in 2009, the same income and tax filing status restrictions that apply to a rollover from a traditional IRA into a Roth IRA also will apply to rollovers to a Roth IRA. A non-spouse designated beneficiary, other than a former spouse who is an alternate payee under a qualified domestic relations order, cannot elect to treat the Roth IRA as the beneficiary’s own. For taxable years beginning before January 1, 2010, a non-spouse designated beneficiary cannot make a qualified rollover contribution to a Roth IRA if the beneficiary has modified adjusted gross income exceeding $100,000 or is married and files a separate return.

          (3) A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse. Effective January 1, 2009, a distributee also includes an individual who is a designated beneficiary (as defined by Code Section 401(a)(9)(E)) of the Participant and who is not the surviving spouse of the Participant. For purposes of this paragraph, to the extent provided in applicable regulations, a trust maintained for the benefit of one or more designated beneficiaries will be treated in the same manner as a designated beneficiary.

(4) A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

          (5) The Committee will adopt procedures for elections made pursuant to this Section. Within a reasonable period of time before payment of an eligible rollover distribution, the Committee will provide a notice to the distributee describing his rights under this Section and such other information as may be required under Code Section 402(f).

(6) This Section is intended to comply with Code Section 401(a)(31) and will be interpreted in accordance with such Code Section and regulations thereunder.”

4.	Section 6.6(d) is amended to add the phrase “under Code Section 401(k)(2)(B)(i)(I)” at the end thereof.

5.	Appendix A is amended in its entirety to provide as follows in the attached Appendix A.

6.	In all other respects, the Plan shall remain unchanged by this Amendment.

          As evidence of its adoption of this Amendment, Quest Diagnostics Incorporated has caused this instrument to be signed by its authorized officer this 21st day of December, 2010, generally effective as of January 1, 2010, except as specifically stated herein or as may be required by applicable law.

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ David W. Nogard

Title: Vice President

Appendix A

The Plan allows employers other than Quest Diagnostics to adopt its provisions. Except as specifically provided below, the names (and jurisdictions of organization) of other employers who, as of January 1, 2010, have adopted this Plan are:

American Medical Laboratories, Incorporated (DE)
APL Properties Limited Liability Company (NV)
Central Plains Holdings, Inc. (KS)
C & S Clinical Laboratory, Inc. (NJ)
Diagnostic Path Lab, Inc. (TX)
Diagnostics Reference Services Inc. (MD)
DPD Holdings Inc. (DE)
Enterix, Inc. (DE)
ExamOne Worldwide, Inc. (PA)
ExamOne Worldwide of NJ, Inc. (NJ)
Focus Diagnostics, Inc. (DE)
Focus Technologies Holding Company (DE)
HemoCue, Inc. (CA)
LabOne, Inc. (MO)
LabOne, L.L.C. (KS)
LabOne of Ohio, Inc. (DE)
Lab Portal, Inc. (DE)
Lifepoint Medical Corporation (DE)
MedPlus, Inc. (OH)
MetWest Inc. (DE)
Nichols Institute Diagnostics (CA)
Nomad Massachusetts, Inc. (MA)
OralDNA Labs, Inc. (DE)
Osborn Group Inc. (DE)
Quest Diagnostics Clinical Laboratories, Inc.
Quest Diagnostics Holdings Incorporated (DE)
Quest Diagnostics Nichols Institute (CA) (formerly Quest Diagnostics Incorporated (CA))
Quest Diagnostics Incorporated (MD)
Quest Diagnostics Incorporated (MI)
Quest Diagnostics Incorporated (NV)
Quest Diagnostics Nichols Institute, Inc. (VA)
Quest Diagnostics LLC (CT)
Quest Diagnostics LLC (IL)
Quest Diagnostics LLC (MA)
Quest Diagnostics of Pennsylvania Inc. (DE)
Quest Diagnostics Provider Network, LLC (CO)
Quest Diagnostics Ventures LLC (DE)
Specialty Laboratories, Inc. (CA)
Unilab Corporation (DE)
Valcor Associates Inc. (PA)

Associated Pathologists, Chartered (NV)
Associated Diagnostic Pathologists, Inc. (CA)